Exhibit 99.1
Fluence Energy, Inc. Announces Leadership Change
Julian Nebreda to take the helm as President and Chief Executive Officer
ARLINGTON, Va., August 8, 2022 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global provider of energy storage products and services, and digital applications for renewables and storage, today announced that current board member Julian Nebreda will succeed Manuel Perez Dubuc as President and Chief Executive Officer of the Company, effective September 1, 2022.
Mr. Nebreda has been a member of the Company’s Board of Directors since September 2021. Most recently, Mr. Nebreda served as the Executive Vice President and President of US & Global Business Lines for The AES Corporation (“AES”). In this role, Mr. Nebreda was responsible for AES’ renewables’ growth in the US through its clean energy business, which included development and implementation of robust supply chain strategies. Mr. Nebreda previously led AES’ South America and Europe business units, including AES’ various publicly-listed subsidiaries. Before joining AES, Mr. Nebreda held roles in the public and private sectors.
Mr. Nebreda commented, “I am honored to lead Fluence into the next phase of its maturity and growth. The potential of this company is tremendous and Fluence is well positioned to capitalize on the broader energy transition. As we take Fluence to the next level of success, we will focus on delivering sustainable profitability, while continuing to capture the growth offered by our young industry.”
Herman Bulls, Fluence’s Chairman of the Board, stated, “We’re pleased to have Julian, a dynamic and seasoned leader, step up to guide the Company as it continues to transform the way we power our world.” He added, “I want to thank Manuel for his leadership through Fluence’s expansion into Fluence Digital’s AI-enabled technologies, Fluence’s addition of key strategic shareholders, and Fluence’s initial public offering last year. As we look ahead, Julian brings decades of experience in driving transformational change in the energy sector that will benefit Fluence and ultimately deliver value to our shareholders.”
Mr. Perez Dubuc added, “I want to express my gratitude to the Fluence board, our executive leadership team, and our Fluents (employees) all over the world, who work so hard to create the success this company has enjoyed. I congratulate Julian, my long-standing friend and colleague, for taking over the lead of this transformational company as it enters its next chapter, the future is bright for Fluence.”
Mr. Perez Dubuc will step down from his role as Chief Executive Officer, effective August 31, 2022 and is expected to resign as a director from the Board, effective August 31, 2022. Mr. Nebreda is expected to take office effective September 1, 2022, following a transition period with Mr. Perez Dubuc, to ensure a smooth handover. Mr. Nebreda will remain on the Company’s Board.
About Fluence
Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and digital applications for renewables and storage. With a presence in 30 global markets, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled digital applications for managing and optimizing renewables and storage from any provider. The company is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.
For more information, visit our website, or follow us on LinkedIn or Twitter.
Forward-looking Statements
The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding timing of the leadership transition, expectations as to the priorities management will pursue and the impact of management changes on our business, operations and financial results. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this presentation, words such as such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, factors set forth under Part I, Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2021 and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Media Contact
Shayla Ebsen, Director of Communications
Email: media.na@fluenceenergy.com
Phone: +1 (605) 645-7486

Analyst Contact
Lexington May, Director of Investor Relations
Email: investorrelations@fluenceenergy.com
Phone: +1 (713) 702-3396
3